Exhibit 99.1

News Release

ARIAD AND OTSUKA ANNOUNCE CO-DEVELOPMENT AND COMMERCIALIZATION AGREEMENT FOR ICLUSIG® TO TREAT LEUKEMIAS IN JAPAN AND NINE OTHER ASIAN COUNTRIES

•	ARIAD to receive upfront payment of USD 77.5 million and subsequent milestone-based payments

•	Otsuka to obtain rights in ten Asian countries to Iclusig, a newest-generation treatment for patients with refractory chronic myeloid leukemia and Ph+ acute lymphoblastic leukemia

Cambridge, MA and Tokyo, Japan December 23, 2014 – ARIAD Pharmaceuticals, Inc. (ARIAD; NASDAQ: ARIA) and Otsuka Pharmaceutical Co., Ltd. (Otsuka) today announced that they have entered into an agreement for Otsuka to commercialize ARIAD’s Iclusig® (ponatinib) in Japan and nine other Asian countries and to fund future clinical trials in those countries. ARIAD will lead the completion of the Japanese New Drug Application (NDA) for Iclusig, and Otsuka will file the NDA on behalf of both companies for regulatory approval in resistant and intolerant chronic myeloid leukemia (CML) and Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ALL) in 2015. Iclusig is an approved BCR-ABL inhibitor in the United States, Europe and Australia.

The agreement provides for Otsuka to receive exclusive rights to market Iclusig in Japan and nine other Asian countries (the “Territory”) in return for an upfront payment of $77.5 million to ARIAD, a milestone payment upon regulatory approval in Japan for patients with resistant and intolerant Philadelphia-positive leukemias, and additional milestone payments for approval in other indications.

Following approvals in the Territory, Otsuka will conduct sales activities and record sales. ARIAD will also receive a substantial share of net product sales.

ARIAD will continue to fund the completion of its ongoing pivotal trial of Iclusig that will form the basis of the filing for regulatory approval in Japan, while Otsuka will fund additional agreed-upon clinical studies in the Territory. For ARIAD-sponsored global studies that include sites in Japan, Otsuka has the option to contribute to the funding and gain access to the data for use in the Territory.

“This agreement meets one of our key strategic objectives – establishing a strong partnership with an experienced and committed Japanese pharmaceutical company to commercialize and co-develop Iclusig in Japan and Asia,” said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. “Otsuka is building a leading hematology and oncology business in Japan and Asia and is an outstanding partner to successfully commercializing Iclusig in these markets.”

“Over the past several years, we have worked with the leading hematology experts in Japan and have run the Phase 1/2 clinical trial that will form the basis for our marketing authorization application,” he added. “Together with Otsuka, we will be able to make this cancer medicine available to refractory Philadelphia-positive leukemia patients in need of new treatment options.”

Otsuka Pharmaceutical President and Representative Director Taro Iwamoto noted, “The future arrival of ARIAD’s ponatanib in Japan and elsewhere in Asia will be an important evolution for patients with CML and Philadelphia-positive ALL with BCR-ABL gene expression, said to be particularly difficult to treat. Treatments have been inadequate for patients with these life-threatening conditions and we aim to contribute to improve the treatment available to them. ARIAD’s high-level drug discovery technology powered its discovery of ponatanib and Otsuka aims to maintain this momentum by making it part of our expanded portfolio in blood cancers from pre-treatment conditioning to treatments.”

A joint development and commercialization committee will oversee clinical development and commercialization of Iclusig in the Territory, including approval of any development or commercialization plans. Otsuka will have exclusive commercial rights to Iclusig and will promote it as its sole tyrosine kinase inhibitor in the Territory. In addition to Japan, the other Asian countries that are included in this agreement are China, South Korea, Indonesia, Malaysia, the Philippines, Singapore, Taiwan, Thailand and Vietnam.

About Iclusig® (ponatinib) tablets

Iclusig is a kinase inhibitor discovered by ARIAD. The primary target for Iclusig is BCR-ABL, an abnormal tyrosine kinase that is expressed in chronic myeloid leukemia (CML) and Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL). Iclusig was designed using ARIAD’s computational and structure-based drug-design platform specifically to inhibit the activity of BCR-ABL. Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

Important U.S. Safety Information for Iclusig® (ponatinib)

WARNING: VASCULAR OCCLUSION, HEART FAILURE, and HEPATOTOXICITY

See full U.S. prescribing information for complete boxed warning

•	Vascular Occlusion: Arterial and venous thrombosis and occlusions have occurred in at least 27% of Iclusig-treated patients, including fatal myocardial infarction, stroke, stenosis of large arterial vessels of the brain, severe peripheral vascular disease, and the need for urgent revascularization procedures. Patients with and without cardiovascular risk factors, including patients less than 50 years old, experienced these events. Monitor for evidence of thromboembolism and vascular occlusion. Interrupt or stop Iclusig immediately for vascular occlusion. A benefit risk consideration should guide a decision to restart Iclusig therapy.

•	Heart Failure, including fatalities, occurred in 8% of Iclusig-treated patients. Monitor cardiac function. Interrupt or stop Iclusig for new or worsening heart failure.

•	Hepatotoxicity, liver failure and death have occurred in Iclusig-treated patients. Monitor hepatic function. Interrupt Iclusig if hepatotoxicity is suspected.

Please see the full U.S. Prescribing Information for Iclusig, including the Boxed Warning, for additional important safety information.

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts and Lausanne, Switzerland, is an integrated global oncology company focused on transforming the lives of cancer patients with breakthrough medicines. ARIAD is working on new medicines to advance the treatment of various forms of chronic and acute leukemia, lung cancer and other difficult-to-treat cancers. ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

About Otsuka Pharmaceutical Co., Ltd.

Otsuka Pharmaceutical is a global healthcare company with the corporate philosophy: ‘Otsuka-people creating new products for better health worldwide.’ Otsuka researches, develops, manufactures and markets innovative and original products, with a focus on pharmaceutical products for the treatment of diseases and nutraceutical products for the maintenance of everyday health.

In pharmaceuticals, Otsuka is a leading firm in the challenging area of mental health and also has research programs in several under-addressed diseases including several cancer categories and tuberculosis, a significant global public health issue. These commitments illustrate more powerfully than words how Otsuka is a “big venture” company at heart, applying a youthful spirit of creativity in everything it does.

Otsuka Pharmaceutical Co., Ltd., which employs approximately 28,700 people worldwide, is a wholly owned subsidiary of Otsuka Holdings Co., Ltd., the holding company for the Otsuka Group that is headquartered in Tokyo, Japan. The Otsuka Group has business operations in 27 countries and regions around the world, with consolidated sales of approximately USD 14.1 billion for fiscal year 2013 (4/1/2013-3/31/2014.) Otsuka Pharmaceutical welcomes you to visit its global website at https://www.otsuka.co.jp/en.

ARIAD Forward-Looking Statements

This press release contains “forward-looking statements” which are based on management’s good-faith expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, but are not limited to the Company’s ability to manufacture and supply Iclusig to Otsuka; the ability of Otsuka to perform the contracted services, such as obtaining marketing authorizations, other regulatory approvals, and pricing and reimbursement approvals for Iclusig in the countries covered by the collaboration agreement (“Territory”); Otsuka’s ability to distribute, promote, market and sell Iclusig in the Territory; Otsuka’s ability to fund the clinical development of Iclusig in the Territory; the timing and scope of the marketing authorizations obtained in the Territory, as well as the level of pricing obtained in Territory; third-party reimbursement; and the timing and success of sales of Iclusig in the Territory. These factors, risks and uncertainties also include, but are not limited to the costs associated with ARIAD’s development and manufacturing, commercial and other activities; the adequacy of capital resources and the availability of additional funding; and other factors detailed in the Company’s public filings with the U.S. Securities and Exchange Commission. The information contained in this press release is believed to be current as of the date of original issue. After the date of this document, the Company does not intend to update any of the forward-looking statements to conform to actual results or to changes in the Company’s expectations, except as required by law.

	For Investors	For Media
Contacts at ARIAD	Kendra Adams Kendra.adams@ariad.com (617) 503-7028	Liza Heapes Liza.heapes@ariad.com (617) 621-2315

Contacts at Otsuka	Yoko Ishii Ishiiyo@Otsuka.jp +81 3 6361 7411	Jeffrey Gilbert Gilbert.jeffrey@Otsuka.jp +81 3 6361 7379, +81 80 8728 6039

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